Stellar Board Member and Pharma Expert to Join Executive Team

Appointment to lead company's expansion plans for supporting clinical drug development

LOS ANGELES, CA -- (Marketwired - October 24, 2016) - Stellar Biotechnologies, Inc. (NASDAQ: SBOT), the leader in sustainable manufacture of a key protein utilized in multiple immunotherapy development pipelines targeting cancers, Alzheimer's and lupus, among other diseases, announced today that Gregory T. Baxter, PhD, will join the company's management team in the new role of Executive Vice President of Corporate Development, effective December 1, 2016.

Dr. Baxter, a current member of Stellar's Board of Directors and its Scientific Advisory Board, will lead the company's corporate development activities, including joint ventures and business development, as well as the expansion of Stellar's production and manufacturing capabilities. Stellar previously announced the development of a second production site in Baja California, Mexico and a joint venture, Neostell S.A.S., with French partner Neovacs S.A. for manufacturing immunotherapy products for Neovacs and potentially other third-party customers utilizing KLH-based therapeutic vaccines.

"Greg's in-depth understanding of our business and extensive business experience in biotechnology, pharmaceutical drug development and aquaculture make him a uniquely qualified choice to support our growth opportunities," said Stellar President and CEO Frank Oakes. "He will take the lead oversight role in our Neostell joint venture and guide our strategic planning and operations."

Dr. Baxter is a published author and holds over 20 patents on various aspects of molecular biology and biochemistry, and has served as an executive and scientist for several biotechnology corporations and foundations. Since 2001, he has been a Senior Scientist in the Department of Clinical Drug Development for CCS Associates, Inc. He also serves as Adjunct Associate Professor at Cornell University in the College of Chemical Engineering and on the Founders Board of Stanford University's StartX Med Program. Dr. Baxter's background spans both science and business arenas including Program Director for the National Science Foundation (NSF) Division of Industrial Innovation and Partnerships; Founder and CSO of Hurel Corporation; Founder and CEO of Aegen Biosciences; and Research Scientists for Molecular Devices Corporation. Dr. Baxter received his PhD in Biochemistry/Molecular Biology from the University of California, Santa Barbara.

Dr. Baxter said that Stellar provides an exciting opportunity to work in a pivotal area for multiple indications. "KLH-conjugated vaccines have demonstrated great promise and our collaborators have a number of exciting clinical milestones ahead. I look forward to advancing the sustainable production and manufacturing of GMP-grade KLH and paving the way for more KLH-based approaches to immunotherapy," he said.

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About Stellar
Based north of Los Angeles at the Port of Hueneme, Stellar Biotechnologies, Inc. (NASDAQ: SBOT) is the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an important immune-stimulating protein used in wide-ranging therapeutic and diagnostic markets. KLH is both an active pharmaceutical ingredient (API) in many new immunotherapies (targeting cancer, immune disorders, Alzheimer's and inflammatory diseases) as well as a finished product for measuring immune status. Stellar is unique in its proprietary methods, facilities, and KLH technology. The company is committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and developing KLH-based active immunotherapies.

Stellar Forward-Looking Statements
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Contact
Gary Koppenjan
Sr. Director of Investor Relations and Communications
(805) 488-2800
IR@stellarbiotech.com